Lydall, Inc	Telephone 860-646-1233
One Colonial Road	Facsimile 860-646-4917
Manchester, CT 06042-2378	www.lydall.com

Exhibit 99.1
NewsRelease
LYDALL ANNOUNCES FINANCIAL RESULTS
FOR THE SECOND QUARTER ENDED JUNE 30, 2019

MANCHESTER, CT - July 30, 2019 - LYDALL, INC. (NYSE: LDL) today announced financial results for the second quarter ended June 30, 2019.

HIGHLIGHTS - Q2 2019 vs. Q2 2018

GAAP Financials

•	Net sales of $220.8 million, up 18.5%

–	Acquisitions and divestitures netted growth of 17.1%

–	Unfavorable foreign currency translation of 2.6%

•	Gross margin of 20.5%, up 110 basis points

•	Operating margin of 6.0%, down 60 basis points

–	Incremental intangibles amortization of $3.9 million, or 170 basis points

•	Pension plan non-cash settlement expense of $25.5 million

•	Earnings (loss) per share ("EPS") of ($0.40), compared to $0.60

–	Pension settlement expense of $0.86 per share

•	Cash generated from operations of $21.8 million, compared to $11.9 million

Non-GAAP Financial Measures*

•	Organic sales growth of 3.7%

•	Adjusted gross margin of 20.5%, up 60 basis points

•	Adjusted operating margin of 6.2%, down 150 basis points

•	Adjusted EPS of $0.41, compared to adjusted $0.70 per share

–	Includes incremental intangibles amortization of $0.18 per share

•	Adjusted EBITDA of $25.3 million, compared to $21.7 million

*Reconciliations of the Non-GAAP financial measures to Lydall’s GAAP financial results are included at the end of this release. See also “Use of Non-GAAP Financial Measures” below.

Dale G. Barnhart, President and Chief Executive Officer, stated, “Second quarter results showed improvement, with organic sales growth in all segments and consolidated growth of nearly 4%.  Adjusted gross margin improved 60 basis points quarter-on-quarter, and was at the highest level since first quarter 2018.  Sequentially, adjusted EBITDA margin improved 150 basis points since first quarter 2019 driven by higher margin sealing product sales in the Performance Materials segment, and productivity and price increases in the Technical Nonwovens segment.  Cash generation continued to be healthy in the quarter, enabling us to pay down $18 million of outstanding borrowings, while continuing to invest in capital to fund growth initiatives."

Q2 2019 Results

Net sales increased by $34.4 million, or 18.5%, to $220.8 million, compared to $186.4 million in the second quarter of 2018 primarily from the acquisition of Interface Performance Materials ("Interface"), which increased Performance Materials ("PM") segment net sales by $32.7 million. Organic sales growth was 2.0% in the PM segment driven by improved sales of filtration products. The Thermal Acoustical Solutions ("TAS") segment reported 4.8% organic sales growth primarily from increased parts sales in North America. The Technical Nonwovens ("TNW") segment reported organic sales growth of 2.6% from improved demand for industrial filtration products, partially offset by lower advanced materials sales.

Gross margin was 20.5%, an improvement of 110 basis points from the second quarter of 2018, but excluding the impact of TNW segment restructuring related expenses from both periods, consolidated adjusted gross margin improved 60 basis points. The PM segment reported improved gross margin from sealing product sales, while increased pricing improved the TNW segment's gross margin. The TAS segment reported lower gross margin primarily due to increased costs at the Company's European automotive facilities.

Operating margin was 6.0%, down 60 basis points, compared to the second quarter of 2018, or down 150 basis points on an adjusted basis. Improved adjusted gross margin of 60 basis points was offset by incremental intangible assets amortization of 170 basis points and increased selling, product development and administrative expenses from the Interface business. Adjusted EBITDA margin of 11.5% was essentially flat with the second quarter of 2018.

During the second quarter, the Company settled its U.S. Lydall Pension Plan ("Plan") obligations from Plan assets. No additional cash contributions to the Plan were required in the quarter, and the Company recognized non-cash pension expense of $25.5 million upon settlement.

The Company reported income tax benefit of $8.2 million in the second quarter, including a tax benefit of $10.5 million associated with the Plan settlement. The Company's effective tax rate excluding the Plan settlement was 22.7%, compared to 13.7% in the second quarter of 2018. The second quarter 2018 effective tax rate was positively impacted by discretionary Plan contributions and geographical mix of earnings.

Net loss was ($6.9) million, or ($0.40) per diluted share, compared to net income of $10.5 million, or $0.60 per diluted share in the second quarter of 2018. Adjusted earnings per share were $0.41, including incremental intangibles amortization of $0.18 per share, compared to $0.70 per share in the second quarter of 2018.

Liquidity

Cash was $43.4 million at June 30, 2019, compared to $49.2 million at December 31, 2018. Net cash provided by operations was $21.8 million in the second quarter of 2019 and $36.2 million through June 30, 2019, compared to $11.9 million in the second quarter of 2018 and $8.0 million through June 30, 2018. Improved cash flow principally through working capital management has allowed the Company to repay outstanding borrowings of approximately $25.0 million in 2019. As of June 30, 2019, there was approximately $108 million of availability under the Company's credit facility.

Outlook

Mr. Barnhart concluded, "As we enter the third quarter, in the Performance Materials segment, we are experiencing favorable conditions in filtration markets and demand consistent with the first half of the year for sealing products. In the Thermal Acoustical Solutions segment, demand remains generally steady in the North American market but the segment is expected to be impacted by typical seasonal customer shut-downs, as well as softness in the European automotive market. We expect demand to be steady in the Technical Nonwovens segment. Overall, we continue to focus on margin improvement and cash flow generation."

Conference Call

Lydall will host a conference call on July 31, 2019, at 10:00 a.m. Eastern Time to discuss results for its second quarter and six months ended June 30, 2019 as well as general matters related to its businesses and markets. The call may be accessed at (888) 338-7142, from within the U.S., or (412) 902-4181, internationally. In addition, the audio of the call will be webcast live and will be available for replay on the Company's website at www.lydall.com in the Investor Relations' Section. A recording of the call will be available from 12:00 p.m. Eastern Time on July 31, 2019 through 11:59 p.m. Eastern Time on August 7, 2019 at (877) 344-7529, from within the U.S., or (412) 317-0088, internationally, pass code 10133573. Additional information, including a presentation outlining key financial data supporting the conference call, can be found on the Company’s website www.lydall.com under the Investors Relations’ section.

Use of Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles (“GAAP”), the Company uses certain non-GAAP financial measures, including organic sales, adjusted gross profit, adjusted gross margin, adjusted operating income, adjusted operating margin, adjusted earnings per share, consolidated and segment EBITDA and adjusted EBITDA. The attached financial tables address the non-GAAP measures used in this press release and reconcile non-GAAP measures to the most directly comparable GAAP measures. The Company believes that the use of non-GAAP measures helps investors gain a better understanding of our core operating results and future prospects, consistent with how management measures and forecasts the Company's performance, especially when comparing such results to previous periods or forecasts. Adjusted segment EBITDA is used as a basis to internally evaluate the financial performance of the Company's segments because the Company believes it reflects current core operating performance and provides an indicator of the segment's ability to generate cash. Non-GAAP measures should be considered in addition to, and not as a replacement for or superior to, the corresponding GAAP measures, and may not be comparable to similarly titled measures reported by other companies.

Cautionary Note Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not statements of historical fact, including statements about the outlook for the third quarter of 2019 and improvements to margins and cash flow generation may be deemed to be forward-looking statements. All such forward-looking statements are intended to provide management’s current expectations for the future operating and financial performance of the Company based on current expectations and assumptions relating to the Company’s business, the economy and other future conditions. Forward-looking statements generally can be identified through the use of words such as “believes,” “anticipates,” “may,” “should,” “will,” “plans,” “projects,” “expects,” “expectations,” “estimates,” “forecasts,” “predicts,” “targets,” “prospects,” “strategy,” “signs,” and other words of similar meaning in connection with the discussion of future operating or financial performance. Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and changes in circumstances that are difficult to predict. Such risks and uncertainties which include, among others, worldwide economic or political changes that affect the markets that the Company’s businesses serve which could have an effect on demand for the Company’s products and impact the Company’s profitability, challenges encountered by the Company in the execution of restructuring programs, challenges in integrating acquired companies, disruptions in the global credit and financial markets, including diminished liquidity and credit availability, changes in international trade agreements, including tariffs and trade restrictions, foreign currency volatility, swings in consumer confidence and spending, unstable economic growth, raw material pricing and supply issues, fluctuations in unemployment rates, retention of key employees, increases in fuel prices, and outcomes of legal proceedings, claims and investigations. Accordingly, the Company’s actual results may differ materially from those contemplated by these forward-looking statements. Investors, therefore, are cautioned against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in Lydall’s filings with the Securities and Exchange Commission, including the risks and uncertainties identified in Part I, Item 1A - Risk Factors of Lydall’s Annual Report on Form 10-K for the year ended December 31, 2018.

These forward-looking statements speak only as of the date of this press release, and Lydall does not assume any obligation to update or revise any forward-looking statement made in this press release or that may from time to time be made by or on behalf of the Company.

Lydall, Inc. is a New York Stock Exchange listed company, headquartered in Manchester, Connecticut with global manufacturing operations producing specialty engineered products for the thermal/acoustical and filtration/separation markets. For more information, visit http://www.lydall.com. is a registered trademark of Lydall, Inc. in the U.S. and other countries.

-MORE-

For further information:
Brendan Moynihan
Vice President, Financial Planning and Investor Relations
Telephone 860-646-1233
Facsimile 860-646-4917
info@lydall.com
www.lydall.com

Summary of Operations
In thousands except per share data
(Unaudited)
	Quarters Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018

Net sales	$220,811	$186,413	$438,836	$378,073
Cost of sales	175,536	150,286	351,505	302,439
Gross profit	45,275	36,127	87,331	75,634

Selling, product development and administrative expenses	32,096	23,878	65,102	49,349
Operating income	13,179	12,249	22,229	26,285

Pension plan settlement expense	25,515	—	25,515	—
Interest expense	3,731	572	7,359	1,112
Other income, net	(873)	(368)	(474)	(53)
(Loss) income before income taxes	(15,194)	12,045	(10,171)	25,226

Income tax (benefit) expense	(8,199)	1,655	(7,093)	3,778
Income from equity method investment	(49)	(60)	(22)	(56)
Net (loss) income	$(6,946)	$10,450	$(3,056)	$21,504

Earnings (loss) per share:
Basic	$(0.40)	$0.61	$(0.18)	$1.25
Diluted	$(0.40)	$0.60	$(0.18)	$1.24

Weighted average number of common shares outstanding	17,267	17,196	17,260	17,178
Weighted average number of common shares and equivalents outstanding	17,267	17,335	17,260	17,334

Summary of Segment Information
and Corporate Office Expenses
In thousands
(Unaudited)
	Quarters Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Net Sales

Performance Materials Segment (1)	$65,102	$31,234	$129,682	$61,927
Technical Nonwovens Segment (2)	69,078	71,712	134,684	139,253
Thermal Acoustical Solutions	93,272	90,169	187,585	191,606
Eliminations and Other (2)	(6,641)	(6,702)	(13,115)	(14,713)
Consolidated Net Sales	$220,811	$186,413	$438,836	$378,073

Operating Income

Performance Materials Segment (1)	$3,303	$3,649	$4,762	$6,290
Technical Nonwovens Segment	7,844	6,118	12,578	11,124
Thermal Acoustical Solutions	7,357	8,820	16,848	21,434
Corporate Office Expenses	(5,325)	(6,338)	(11,959)	(12,563)
Consolidated Operating Income	$13,179	$12,249	$22,229	$26,285

(1) The Performance Materials segment reports the results of Interface and PCC for the period following the date of acquisitions of August 31, 2018 and July 12, 2018, respectively, and included $4.0 million and $8.0 million of incremental intangible assets amortization for the quarter and six months ended June 30, 2019, respectively.

(2) Included in the Technical Nonwovens segment and Eliminations and Other is $4.6 million and $5.8 million in intercompany sales to the Thermal Acoustical Solutions segment for the quarters ended June 30, 2019 and 2018, respectively, and $9.3 million and $12.9 million for the six months ended June 30, 2019 and 2018, respectively.

Financial Position
In thousands except ratio data
(Unaudited)
	June 30, 2019	December 31, 2018

Cash and cash equivalents	$43,416	$49,237
Working capital	$185,148	$195,732
Total debt	$299,674	$324,813
Stockholders' equity	$387,105	$369,275
Total capitalization	$686,779	$694,088
Total debt to total capitalization	43.6%	46.8%

Cash Flows
In thousands	Quarters Ended		Six Months Ended
(Unaudited)	June 30,		June 30,
	2019	2018	2019	2018

Net cash provided by operating activities	$21,849	$11,936	$36,219	$7,974
Net cash used for investing activities	$(7,842)	$(8,462)	$(16,825)	$(16,138)
Net cash used for financing activities	$(18,102)	$(69)	$(25,212)	$(283)
Depreciation and amortization	$12,066	$7,028	$24,001	$14,248
Capital expenditures	$(11,048)	$(8,679)	$(20,287)	$(16,355)

Common Stock Data
	Quarters Ended June 30,
	2019	2018

High	$26.47	$49.50
Low	$17.90	$37.50
Close	$20.20	$43.65

During the second quarter of 2019, 6,962,255 shares of Lydall common stock (LDL) were traded on the New York Stock Exchange.

Non-GAAP Measures
In thousands except ratio and per share data
(Unaudited)

The following tables address the non-GAAP measures used in this press release and reconcile the non-GAAP measures to the most directly comparable GAAP measures:

	Quarters Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018

Net sales	$220,811	$186,413	$438,836	$378,073
Net sales, adjusted	$220,811	$186,413	$438,836	$378,073

Gross profit, as reported	$45,275	$36,127	$87,331	$75,634
TNW restructuring expenses	42	876	372	1,325
Gross profit, adjusted	$45,317	$37,003	$87,703	$76,959

Gross margin, as reported	20.5%	19.4%	19.9%	20.0%
Gross margin, adjusted	20.5%	19.9%	20.0%	20.4%

Operating income, as reported	$13,179	$12,249	$22,229	$26,285
Strategic initiatives expenses	405	1,167	1,246	1,289
TNW restructuring expenses	97	885	473	1,419
Operating income, adjusted	$13,681	$14,301	$23,948	$28,993

Operating margin, as reported	6.0%	6.6%	5.1%	7.0%
Operating margin, adjusted	6.2%	7.7%	5.5%	7.7%

Diluted earnings (loss) per share, reported	$(0.40)	$0.60	$(0.18)	$1.24
Strategic initiatives expenses	$0.02	$0.07	$0.07	$0.07
TNW restructuring expenses	$0.01	$0.05	$0.03	$0.08
Pension plan settlement expense	$1.47	$—	$1.47	$—
Gain on sale from a divestiture	$(0.08)	$—	$(0.08)	$—
Tax effect of above adjustments	$(0.61)	$(0.02)	$(0.61)	$(0.02)
Diluted earnings per share, adjusted	$0.41	$0.70	$0.70	$1.37

This press release reports adjusted results for the quarters and six months ended June 30, 2019 and 2018, which excludes strategic initiatives expenses, restructuring expenses in the Technical Nonwovens segment, pension plan settlement expenses and gain on sale from a divestiture.

CONSOLIDATED AND SEGMENT EBITDA/ADJUSTED EBITDA
In thousands except ratio data
(Unaudited)

The following tables report consolidated and segment earnings before interest, taxes, depreciation and amortization ("EBITDA") and adjusted EBITDA for the quarters and six months ended June 30, 2019 and 2018. The Company uses segment operating income (loss) for the purpose of calculating segment EBITDA and adjusted EBITDA. Adjusted EBITDA excludes strategic initiatives expenses, restructuring expenses, pension plan settlement expenses and gain on sale from a divestiture.

	For the Quarter Ended June 30, 2019
	Segments
	Performance Materials	Technical Nonwovens	Thermal Acoustical Solutions	Total	Corporate Office	Consolidated Lydall

Net loss						$(6,946)
Pension plan settlement expense						25,515
Interest expense						3,731
Income tax benefit						(8,199)
Other income, net						(873)
Income from equity method investment						(49)
Operating income	$3,303	$7,844	$7,357	$18,504	$(5,325)	$13,179
Depreciation and amortization	6,329	3,222	2,458	12,009	166	12,175
Pension plan settlement expense	—	—	—	—	25,515	25,515
Other income, net	—	—	—	—	(873)	(873)
Income from equity method investment	—	(49)	—	(49)	—	(49)
EBITDA	$9,632	$11,115	$9,815	$30,562	$(29,801)	$761
% of net sales	14.8%	16.1%	10.5%	13.4%		0.3%

Strategic initiatives expenses	$—	$—	$—	$—	$405	$405
TNW restructuring expenses	—	97	—	97	—	97
Pension plan settlement expense	—	—	—	—	25,515	25,515
Gain on sale from a divestiture	—	—	—	—	(1,459)	(1,459)
EBITDA, adjusted	$9,632	$11,212	$9,815	$30,659	$(5,340)	$25,319
% of net sales	14.8%	16.2%	10.5%	13.5%		11.5%

	For the Quarter Ended June 30, 2018
	Segments
	Performance Materials	Technical Nonwovens	Thermal Acoustical Solutions	Total	Corporate Office	Consolidated Lydall

Net Income						$10,450
Interest expense						572
Income tax expense						1,655
Other income, net						(368)
Income from equity method investment						(60)
Operating income	$3,649	$6,118	$8,820	$18,587	$(6,338)	$12,249
Depreciation and amortization	1,026	3,536	2,270	6,832	156	6,988
Other income, net	—	—	—	—	(368)	(368)
Income from equity method investment	—	(60)	—	(60)	—	(60)
EBITDA	$4,675	$9,714	$11,090	$25,479	$(5,814)	$19,665
% of net sales	15.0%	13.5%	12.3%	13.2%		10.5%

Strategic initiatives expenses	$—	$—	$—	$—	$1,167	$1,167
TNW restructuring expenses	—	885	—	885	—	885
EBITDA, adjusted	$4,675	$10,599	$11,090	$26,364	$(4,647)	$21,717
% of net sales	15.0%	14.8%	12.3%	13.7%		11.6%

	For the Six Months Ended June 30, 2019
	Segments
	Performance Materials	Technical Nonwovens	Thermal Acoustical Solutions	Total	Corporate Office	Consolidated Lydall

Net loss						$(3,056)
Pension plan settlement expense						25,515
Interest expense						7,359
Income tax benefit						(7,093)
Other income, net						(474)
Income from equity method investment						(22)
Operating income	$4,762	$12,578	$16,848	$34,188	$(11,959)	$22,229
Depreciation and amortization	12,499	6,365	4,890	23,754	338	24,092
Pension plan settlement expense	—	—	—	—	25,515	25,515
Other income, net	—	—	—	—	(474)	(474)
Income from equity method investment	—	(22)	—	(22)	—	(22)
EBITDA	$17,261	$18,965	$21,738	$57,964	$(36,662)	$21,302
% of net sales	13.3%	14.1%	11.6%	12.8%		4.9%

Strategic initiatives expenses	$—	$—	$—	$—	$1,246	$1,246
TNW restructuring expenses	—	473	—	473	—	473
Pension plan settlement expense	—	—	—	—	25,515	25,515
Gain on sale from a divestiture	—	—	—	—	(1,459)	(1,459)
EBITDA, adjusted	$17,261	$19,438	$21,738	$58,437	$(11,360)	$47,077
% of net sales	13.3%	14.4%	11.6%	12.9%		10.7%

	For the Six Months Ended June 30, 2018
	Segments
	Performance Materials	Technical Nonwovens	Thermal Acoustical Solutions	Total	Corporate Office	Consolidated Lydall

Net Income						$21,504
Interest expense						1,112
Income tax expense						3,778
Other income, net						(53)
Income from equity method investment						(56)
Operating income	$6,290	$11,124	$21,434	$38,848	$(12,563)	$26,285
Depreciation and amortization	2,048	7,158	4,605	13,811	318	14,129
Other income, net	—	—	—	—	(53)	(53)
Income from equity method investment	—	(56)	—	(56)	—	(56)
EBITDA	$8,338	$18,338	$26,039	$52,715	$(12,192)	$40,523
% of net sales	13.5%	13.2%	13.6%	13.4%		10.7%

Strategic initiatives expenses	$—	$—	$—	$—	$1,289	$1,289
TNW restructuring expenses	—	1,419	—	1,419	—	1,419
EBITDA, adjusted	$8,338	$19,757	$26,039	$54,134	$(10,903)	$43,231
% of net sales	13.5%	14.2%	13.6%	13.8%		11.4%

Organic Sales
(Unaudited)

	Quarter Ended June 30, 2019
	Performance Materials	Technical Nonwovens	Thermal Acoustical Solutions	Consolidated
Sales growth, as reported	108.4%	(3.7)%	3.4%	18.5%
Acquisitions and divestitures	108.2%	(2.7)%	—%	17.1%
Change in tooling sales	0.3%	—%	0.6%	0.3%
Foreign currency translation	(2.1)%	(3.6)%	(2.0)%	(2.6)%
Organic sales growth	2.0%	2.6%	4.8%	3.7%

	Six Months Ended June 30, 2019
	Performance Materials	Technical Nonwovens	Thermal Acoustical Solutions	Consolidated
Sales growth, as reported	109.4%	(3.3)%	(2.1)%	16.1%
Acquisitions and divestitures	109.1%	(1.4)%	—%	17.3%
Change in tooling sales	0.2%	—%	(1.3)%	(0.7)%
Foreign currency translation	(2.7)%	(4.0)%	(2.3)%	(2.9)%
Organic sales growth	2.8%	2.1%	1.5%	2.4%

This press release provides information regarding organic sales change, defined as net sales change excluding (1) sales from acquired and divested businesses (2) the impact of foreign currency translation and (3) tooling sales. Management believes that the presentation of organic sales change is useful to investors because it enables them to assess, on a consistent basis, sales trends related to the Company selling products to customers, without the impact of foreign currency rate changes that are not under management's control and do not reflect the performance of the Company and management. Tooling sales are excluded because tooling revenue is not generated from selling the Company's products to customers, but rather is reimbursement from our customers for the design and production of tools used by the Company in our manufacturing processes. Tooling sales can be sporadic and may mask underlying business conditions and obscure business trends.